EXHIBIT 99.2


                     ELECTION FORM AND LETTER OF TRANSMITTAL
      TO ACCOMPANY CERTIFICATES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE,
                              OF EFC BANCORP, INC.

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                   DESCRIPTION OF SHARES SURRENDERED (PLEASE FILL IN. ATTACH SEPARATE SCHEDULE IF NEEDED)
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                   NAME(S) AND ADDRESS OF REGISTERED HOLDER(S)
If there is any error in the name or address shown below, please make the       Certificate No(s)        Number of Shares
necessary corrections
--------------------------------------------------------------------------- -------------------------- ---------------------

                                                                            -------------------------- ---------------------

                                                                            -------------------------- ---------------------

                                                                            -------------------------- ---------------------

                                                                            -------------------------- ---------------------
                                                                                      TOTAL SHARES
--------------------------------------------------------------------------- -------------------------- ---------------------

         Mail or deliver this Election Form and Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to the Exchange Agent:

           COMPUTERSHARE TRUST COMPANY OF NEW YORK, THE EXCHANGE AGENT

      by mail:                   by hand:              by overnight courier:

   Computershare Trust        Computershare Trust         Computershare Trust
   Company of New York        Company of New York         Company of New York
   Wall Street Station         Wall Street Plaza           Wall Street Plaza
      P.O. Box 1010       88 Pine Street, 19th Floor  88 Pine Street, 19th Floor
 New York, NY 10268-1010      New York, NY 10005          New York, NY 10005

        FACSIMILE TRANSMISSION:  (212) 701-7636 (Eligible Institutions Only)

        FOR FURTHER INFORMATION: call Georgeson Shareholder Communications Inc., the Information Agent, at (866) 781-5469

        FOR CONFIRMATION:        call the Exchange Agent toll-free at
                                 (800) 245-7630

      ELECTION DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON ________, 2005
           (COMPUTERSHARE TRUST COMPANY OF NEW YORK MUST RECEIVE YOUR
                  ELECTION MATERIALS NO LATER THAN THIS TIME.)

[ ] CHECK THIS BOX IF YOUR CERTIFICATE(S) HAS BEEN LOST, STOLEN, MISPLACED OR
    MUTILATED.  SEE INSTRUCTION 4.

         Pursuant to the terms of the Agreement and Plan of Reorganization, dated as of June 29, 2005 ("Merger Agreement") by and between MAF Bancorp, Inc. ("MAF") and EFC Bancorp, Inc. ("EFC"), upon consummation of the merger of MAF and EFC, each share of EFC common stock will be converted into the right to receive either .8082 shares of MAF common stock or $34.69 in cash. EFC stockholders are being given the opportunity to elect the form of consideration to be received by them in the merger. For a full discussion of the merger and effect of this election, see the proxy statement/prospectus dated ________, 2005.

         THIS ELECTION GOVERNS THE CONSIDERATION THAT YOU, AS A STOCKHOLDER OF EFC, WILL RECEIVE IF THE MERGER IS APPROVED AND CONSUMMATED. THIS ELECTION MAY ALSO AFFECT THE INCOME TAX TREATMENT OF THE CONSIDERATION THAT YOU RECEIVE.

         Complete the box on page 2 to make an election (1) to have each of your shares of EFC common stock converted into the right to receive shares of MAF common stock, (a "Stock Election"), OR (2) to have each of your shares of EFC common stock converted into the right to receive $34.69 in cash (a "Cash Election"), OR (3) to have the indicated number of your shares of EFC common stock converted into the right to receive shares of MAF common stock and the remainder of your shares converted into the right to receive $34.69 in cash ("Mixed Election") OR (4) to indicate that you make no election. If the "NON-ELECTION" box is checked, you will receive either stock or cash or a combination of stock or cash pursuant to the proration and allocation procedures set forth in the Merger Agreement after all Stock Elections, Cash Elections and Mixed Elections have been given effect.

         The Merger Agreement generally provides that 59.93% of the outstanding shares of EFC common stock will be converted into MAF common stock and 40.07% of the outstanding shares of EFC common stock will be converted into cash, as well as certain other requirements. The Merger Agreement contains allocation and proration procedures to comply with these requirements. Accordingly, depending on the elections of other EFC stockholders, the amount of cash and/or stock that you receive may differ from the amounts you elect to receive.

         TO BE EFFECTIVE, THIS ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE PROPERLY COMPLETED, SIGNED AND DELIVERED TO THE EXCHANGE AGENT, TOGETHER WITH THE CERTIFICATES REPRESENTING YOUR SHARES, AT THE ADDRESS ABOVE PRIOR TO THE ELECTION DEADLINE.

                                    ELECTION

I hereby elect to receive the following as consideration for my shares of EFC common stock: (check only one box)

[ ] STOCK ELECTION - Each share of EFC common stock             [ ] NON-ELECTION
    converted into the number of shares of MAF common
    stock calculated as provided in the Merger Agreement.       You will be deemed to have made a NON-ELECTION if:

[ ] CASH ELECTION - Each share of EFC common stock              A. No choice is indicated above;
    converted into cash payment of $34.69 per share.
                                                                B. You fail to follow the instructions on this Election
[ ] MIXED ELECTION                                                  Form and Letter of Transmittal (including submission
                                                                    of your EFC common stock certificates) or otherwise
_______________  shares of EFC common stock converted into          fail properly to make an election; or
(insert number)  shares of MAF common stock.
                                                                C. A completed Election Form and Letter of Transmittal
                 My remaining shares of EFC common stock           (including submission of your EFC common stock
                 converted into cash payment of $34.69             certificates) is not actually received by the
                 per share.                                        Election Deadline.


         The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the new certificate and/or check in the name shown above to the above address unless instructions are given in the boxes below.


             SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS                                   SPECIAL DELIVERY INSTRUCTIONS
-----------------------------------------------------------------    ---------------------------------------------------------------

Complete ONLY if the new certificate and/or check is to be issued    Complete ONLY if the new certificate  and/or check is to
in a name that differs from the name on the surrendered              be mailed to an address other than the address reflected
certificate(s).  Issue to:                                           above. Mail to:
Name:                                                                Name:
     ------------------------------------------------------------         ----------------------------------------------------------
Address:                                                             Address:
         --------------------------------------------------------             ------------------------------------------------------
         --------------------------------------------------------             ------------------------------------------------------
(Please also complete Substitute Form W-9 on page 2 AND see
instructions regarding signature guarantee. See Instructions         See Instruction 9
8 and 9)


                 YOU MUST SIGN IN THE BOX BELOW

                     * SIGNATURE(S) REQUIRED *                                   SIGNATURE(S) GUARANTEED (IF REQUIRED)
           Signature(s) of Registered Holder(s) or Agent                                  See Instruction 8.
-----------------------------------------------------------------    ---------------------------------------------------------------

Must be signed by the registered holder(s) EXACTLY as name(s)        Unless the shares are tendered by the registered holder(s) of
appear(s) on stock certificate(s). If signature is by a trustee,     the common stock, or for the account of a member of a
executor, administrator, guardian, attorney-in-fact, officer for     "Signature Guarantee Program" ("STAMP"), Stock Exchange
a corporation acting in a fiduciary or representative capacity,      Medallion Program ("SEMP") or New York Stock Exchange
or other person, please set forth full title. See Instructions 7,    Medallion Signature Program ("MSP") (an "Eligible
8 and 9.                                                             Institution"),  your  signature(s)  must be  guaranteed  by an
                                                                     Eligible Institution.

-----------------------------------------------------------------    ---------------------------------------------------------------
                       Registered Holder                                                        Authorized Signature

-----------------------------------------------------------------    ---------------------------------------------------------------
                       Registered Holder                                                            Name of Firm

-----------------------------------------------------------------    ---------------------------------------------------------------
                         Title, if any                                                     Address of Firm - Please Print

Date:                   Phone No.:
      ----------------             ----------------------

                                 ALSO:  SIGN AND PROVIDE YOUR TAX ID NUMBER ON PAGE 3 OF THIS FORM.

                            IMPORTANT TAX INFORMATION

Under the Federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 28% federal income tax withholding on the payment of any cash. If the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering stockholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.


                 PAYER: COMPUTERSHARE TRUST COMPANY OF NEW YORK

PART I   TAXPAYER IDENTIFICATION NUMBER (TIN)

Enter your TIN in the appropriate box. For individuals, this is your social             Social Security Number
security number (SSN). HOWEVER, FOR A RESIDENT ALIEN, SOLE PROPRIETOR, OR                       -   -
DISREGARDED ENTITY, SEE TAXPAYER IDENTIFICATION NUMBER ON GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9. For
other entities, it is your employer identification number (EIN). If you do not have a number, see HOW TO GET A TIN on Guidelines for Certification of Taxpayer
Identification Number on Substitute Form W-9.                                                    OR

NOTE: If the account is in more than one name, see the chart on Guidelines for          Employer identification number
Certification of Taxpayer Identification Number on Substitute Form W-9.                        -


PART II  CERTIFICATION

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND

2. I am not subject to backup withholding because: (A) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding, AND

3.       I am a U.S. person (including a U.S. resident alien).


CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.


SIGN     SIGNATURE OF
HERE     U.S. PERSON                                    DATE
                     ---------------------------------      --------------------

                                  INSTRUCTIONS
                 (Please read carefully the instructions below)

         1. ELECTION DEADLINE: For any election contained herein to be considered, this Election Form and Letter of Transmittal, or a facsimile thereof, properly completed and signed, together with the related EFC common stock certificates, MUST BE RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS ON THE FRONT OF THIS ELECTION FORM AND LETTER OF TRANSMITTAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON _______, 2005 OR EARLIER IF YOUR SHARES ARE HELD BY A BROKER OR OTHER NOMINEE OR IN "STREET NAME." The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

         2. REVOCATION OR CHANGE OF ELECTION FORM: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

         3. SURRENDER OF CERTIFICATE(S): For any election contained herein to be effective, this Election Form and Letter of Transmittal MUST BE ACCOMPANIED BY THE CERTIFICATE(S) EVIDENCING YOUR SHARES AND ANY REQUIRED ACCOMPANYING EVIDENCES OF AUTHORITY.

         4. LOST CERTIFICATE(S): If the certificate(s) that a registered holder (or transferee) wants to surrender has been lost or destroyed, that fact should be indicated on the face of this Letter of Transmittal which should then be delivered to the Exchange Agent after being otherwise properly completed and duly executed. In such event, the Exchange Agent will forward additional documentation necessary to be completed in order to effectively replace such lost or destroyed certificate(s).

         5. TERMINATION OF MERGER: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of EFC common stock. In such event, shares of EFC common stock held through nominees are expected to be available for sale or transfer promptly. Certificates representing shares of EFC common stock held directly by EFC stockholders will be returned by registered mail. The Exchange Agent and MAF will use their commercially reasonable efforts to cooperate with EFC and EFC stockholders to facilitate return of EFC stock certificates in the event of termination of the Merger Agreement, but return of certificates other than by registered mail will only be made at the expense, written direction and risk of EFC stockholders, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

         6. METHOD OF DELIVERY: Your old certificate(s) and the Election Form and Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to MAF or EFC. The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. IF THE CERTIFICATE(S) ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURED IS SUGGESTED. A return envelope is enclosed.

         7. NEW CERTIFICATE/CHECK ISSUED IN THE SAME NAME: If the new certificate and/or check are to be issued in the same name as the surrendered certificate is registered, the Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled "Special Issuance/Payment Instructions" or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

         8. NEW CERTIFICATE/CHECK ISSUED IN DIFFERENT NAME: If the section entitled "Special Issuance/Payment Instructions" is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). If the surrendered certificates are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

         9. SPECIAL ISSUANCE/PAYMENT AND DELIVERY INSTRUCTIONS: Indicate the name and address in which the new certificate and/or check is to be sent if different from the name and/or address of the person(s) signing this Election Form and Letter of Transmittal. The stockholder is required to give the social security number or employer identification number of the record owner of the Shares. If Special Issuance/Payment Instructions have been completed, the stockholder named therein will be considered the record owner for this purpose.